                                                                     EXHIBIT 5.1

                                 FORM OF OPINION

                     MORRISON COHEN SINGER & WEINSTEIN, LLP
                              750 Lexington Avenue
                            New York, New York 10022
                            Telephone: (212) 735-8600
                            Facsimile (212) 735-8708

                               September __, 2001


Biovest International, Inc.
540 Sylvan Avenue
Englewood Cliffs, NJ 07632

     RE: REGISTRATION STATEMENT ON FORM SB-2
         -----------------------------------


Dear Sirs:

     We refer to a Registration Statement on Form SB-2 (registration no. _____________) (the "REGISTRATION Statement") filed by you, Biovest International, Inc. (the "COMPANY"), a Delaware corporation and successor by merger with Biovest International, Inc., a Minnesota corporation f/k/a Cellex Biosciences, Inc., pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), with the Securities and Exchange Commission thereby registering an aggregate of 3,295,200 shares of common stock, $.01 par value per share (the "COMMON STOCK"), of which (i) 2,725,200 shares (the "SHARES") are being registered for resale by certain selling stockholders of the Company and
(ii) 570,000 shares (the "WARRANT SHARES") are being registered for resale upon the exercise of warrants (the "WARRANTS") issued to certain securityholders of the Company.

     We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below.

     Based upon the foregoing, we are of the opinion that:

     1. The Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

     2. The Warrant Shares have been duly and validly authorized and when sold, paid for and issued upon the exercise of the Warrants in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion in the above-mentioned Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.



                                      Very truly yours,

                                      MORRISON COHEN SINGER & WEINSTEIN, LLP